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                                                                   EXHIBIT 10.5


                                CHARTER AGREEMENT


         This CHARTER AGREEMENT is made this 1st day of October 1999, between CSL DEVELOPMENT CORPORATION, a Delaware corporation, Three Christina Centre, 201 North Walnut Street, Wilmington DE 19801, (the "Owner"), and Casino Padre Investment Company LLC, a Nevada limited liability company, 1610 Barrancas Avenue, Pensacola, Florida 32501 (the "Operator"):

         The Owner is the registered Owner of the vessel M/V Entertainer, O.N. 500051, built in Warren, Rhode Island in 1965, and converted at Bender ShipBuilding & Repair Co., Inc., Mobile, Alabama in January 1995, a U.S. registered ship (the "Vessel").

1. Charter, Vessel; Charter Period. Upon the terms and conditions of this Dry Boat Charter, Owner agrees to let and Operator agrees to hire the Vessel, together with the gear, machinery, equipment, furnishings and other articles and appurtenances thereto ("Owner's supplied equipment") as well as certain casino equipment as shown on the inventory lists, to be jointly prepared by Owner and Operator, and attached hereto in the form of Exhibits I through III and incorporated herein, for a Charter, commencing on October 1, 1999, and continuing until September 30, 2001, unless extended by written agreement or unless sooner terminated as otherwise herein provided.

2. Inventory. An inventory shall be made jointly by Owner and Operator prior to delivery of the Vessel of all galley, salon, bar and public rooms furnishings and gaming equipment that is to be available for Operator's use as of the date of delivery of the Vessel, and shall be signed by Operator and Owner as of the time of delivery of the Vessel. A photo log will be taken to record Vessel delivery condition (for Owner's account). At the time of redelivery, this Inventory shall be checked at Operator's expense and any missing or damaged articles shall be replaced or paid for by Operator at cost price.

3. Charter Hire. The Charter Hire shall be $1,500,000 annually. In addition, Operator shall pay all applicable state and federal taxes resulting from Charter and operation of the Vessel. The monthly Charter Hire payments of One-Hundred Twenty-Five Thousand Dollars ($125,000.00) plus applicable taxes thereon shall be paid by Operator quarterly in advance to Owner by wire transfer to Owner's account or by check as instructed by Owner in writing. Operator shall concurrently fax to Owner a copy of each such payment. All amounts expressed as dollars in this Agreement shall mean United States dollars. All deposits shall be deemed earned and non-refundable.

4. Deposit. Upon execution of this Agreement, Operator shall pay to Owner One-Hundred Twenty-Five Thousand Dollars ($125,000.00) plus applicable taxes representing the first full month's Charter Hire. Prior to the Vessel departing from Pensacola, Operator shall pay to Owner the sum of Two-Hundred Fifty-Thousand Dollars ($250,000.00) plus applicable taxes representing the first three month's Charter Hire. Failure to make any of these deposits will constitute a breach of this Agreement and it shall immediately become null and void. All deposits hereunder are non-refundable.

5. Term. The term of this Agreement shall be an initial term of twenty-four (24) months commencing October 1, 1999, or at such time as Operator takes delivery of the Vessel, whichever shall occur first.

6. Operator's Inspection and Owner's Warranties. At the time of delivery of the Vessel, it shall, at Owner's sole expense have current U.S. Coast Guard certification and an ABS Load Line certification for its Port of Operation and shall be technically ready to trade in U.S. waters (Certifications for Operator's crew, safety inspection, and inspection by OCMI for Certificate of Inspection at new port of operation are Operator's responsibility).

         Upon acceptance of the Vessel by Operator, it is understood and agreed by the Operator that the charter is on an "as is" basis and no warranty either real, expressed, or implied and no representation as to condition, seaworthiness, merchantability or fitness for any purpose or use whatsoever of the Vessel (including among other uses gambling activities), including but not limited to whether current or future United States Federal


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         or State law or regulations, will permit the Vessel to operate for
         Operator's intended purposes as a day cruise vessel in its intended area of operation, has been given by the Owner or its authorized representatives. It is further agreed that the Owner shall have no responsibility for any incidental, special or consequential damages or any other damages of any nature whatsoever arising from this Agreement, including, without limitation, damages for lost profits or personal injury, which result or are claimed to result from any defect, failure, fault, or condition in the Vessel or related assets. The warranties set forth in this section are in lieu of all other warranties, whether express or implied or statutory, and there are no warranties which extend beyond the description on the face hereof.

7. Escrow Deposit. Upon the execution of this Agreement, the Operator shall deposit the sum of Five-Hundred Thousand Dollars ($500,000.00) (the "escrow deposit") in Trust with Bank of Pensacola (the "Escrow Agent") which sum shall be deposited in a money market account with all interest thereon accruing in the account as additional security. In lieu of a cash deposit, the Operator may deposit a Certificate of Deposit or U.S. Treasury Bonds satisfactory to Owner and endorsed for benefit of Owner or an unconditional and irrevocable Letter of Guarantee in favor of Owner in form and from a Federally chartered U.S. Bank acceptable to Owner. The deposit shall be security in favor of Owner and Mortgagee to cover any and all monies which may be payable by the Operator to the Owner under this Agreement included but not limited to:

         a.       Unpaid Charter Hire;

         b. Insurance deductible, attorney fees, third party administration charges in connection with any employee or passenger injury claims;

         c.       Amounts payable under any indemnity;

         d.       Damages;

         e.       Vessel repair;

         f.       Unpaid salaries and wages of Operator's employees;

         g.       Unpaid bills of Operator's vendors and suppliers;

         h. Unpaid charges of any nature that may become a lien on the Vessel; and

         i.       Discharge of any liens created by the Operator

         The deposit shall be continuously maintained at $500,000 during the remaining term of this Agreement except that it shall be increased by $25,000 for each filed claim for injury in excess of six claims.

         Payment of the deposit or a portion thereof by Escrow Agent shall be made on demand upon receipt of demand and affidavit of nonpayment and default from Owner in which event Escrow Agent shall immediately comply with Owner's demand for payment.

         The deposit shall remain in trust with Escrow Agent during the term of the Charter and for a period of 365 days after the Vessel has been returned to Owner. At the end of such 365 day period, if no arbitration or dispute is pending and if no claims have been made against the deposit, the balance of the deposit, if any, shall be returned to Operator together with the interest. If any arbitration or dispute is pending or any claim is made against the deposit, then the monies shall remain in escrow until final resolution is made of such claims and all appeal periods have expired.

         All of the Parties herein hereby release and discharge Escrow Agent, and its officers, directors and employees from any and all actions, proceedings, claims, demands or other liability arising from the performance of said services by Escrow Agent and further all of the Parties herein shall at all times indemnify and keep indemnified, and hold harmless and defend Escrow Agent and its officers, directors and employees, from the same arising from the performance of said services by Escrow Agent. The sole duty of Escrow Agent shall be to make payment honestly in response to demands pursuant to the above terms and conditions.

8. The Mortgage. The Vessel is subject to a First Preferred Ship's Mortgage in favor of Bank of Pensacola. This Charter shall be subject and subordinate to the Mortgage and any new or additional mortgages.

9. Time for Delivery and Use of Vessel. The Vessel, together with Owner's supplied equipment, shall be delivered to and taken over by the Operator no later than October 1, 1999, after Owner's receipt of all deposits as set forth in Paragraph 4 above, and the Certificates of Insurance referenced in Paragraph 24 and after the Deposit to Escrow Agent referenced in Paragraph 7. The Operator having already inspected the Vessel is

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         satisfied that the Vessel is suitable for its required purpose, and the
         Operator is responsible for obtaining from the authorities necessary approvals to operate the Vessel in its proposed area of operations and for its intended purpose. The Vessel shall not carry more passengers or cargo than can lawfully and safely be carried and shall not in any event exceed the number of passengers as stipulated by local and survey authorities. Cargo capacity is limited to passengers personal luggage only. The Vessel shall not sail in any territorial waters outside the United States. Vessel shall only operate out of South Padre Island ("Port of Operation") as may be permitted by its then current survey, and shall be restricted to voyage within the number of miles from shore as permitted by its then current survey.

10. Risk of Loss Prior to Delivery. The risk of loss, damage or destruction of the Vessel shall be borne by Owner until this transaction is consummated by delivery (evidenced by written acknowledgment received by Owner from Operator or Operator's vessel captain) of the Vessel to Operator. In the event there is no such delivery due to loss, damage or destruction of the Vessel, any monies paid by Operator, shall be returned to Operator and this Agreement shall be deemed null and void.

11. Documentation. Throughout the Charter period, the Operator at its expense will maintain the registration and documentation of Vessel in Owner's name under the laws and regulations of the United States. Owner will, at the expense of Operator, execute such documents and furnish such information as Operator may reasonably require to enable Operator to obtain and maintain the documentation of the Vessel, and Operator will not permit the Vessel to be registered or documented or operated under any flag other than that of the United States or suffer or permit to be done anything which might injuriously affect or prejudice in any way the registration and documentation of the Vessel under the laws and regulations of The United States. Owner will not change the Port of Documentation of the Vessel.

12. Maintenance. Operator shall have full responsibility for maintenance and repair of the Vessel and all of its fixtures, furnishings and equipment throughout the Charter period and at its expense will (a) maintain and preserve the Vessel and maintain and preserve or replace Owner's supplied equipment to the end that (i) the Vessel and her equipment will at all times during the Charter period be in the same condition, running order and repair as on delivery, and (ii) the Vessel shall be tight, staunch, strong and well and sufficient tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition, and (b) cause the Vessel to be overhauled, drydocked, cleaned and bottom-painted as may be required to maintain the Vessel in class to maintain its load line certificate and in compliance with all regulatory and survey requirements. Operator will notify Owner of each proposed drydocking as far in advance as practicable. All replacement to Owner's supplied equipment placed on or installed in the Vessel shall be of identical or superior quality free and clear of all liens, encumbrances and rights of others and shall immediately become the property of Owner and be subject to this Charter.

         Operator will permit representatives of Owner at any time and without notice to inspect the Vessel and the Vessel's logs, papers and cargo but in such a manner as to not unduly disrupt the operations of the Vessel. All reasonable expenses in connection with any such inspection shall be paid by Operator. Operator agrees to undertake at its expense to perform any repair work that in Owner's reasonable opinion is necessary.

         Without limitation, any repair or maintenance requested by Owner shall be deemed reasonable and shall be performed promptly if:

         a. Requested by U.S. Coast Guard, the American Bureau of Shipping or any other regulatory agency having jurisdiction over the Vessel.

         b. As to any matter affecting passenger safety or comfort to a standard that existed on the date of this Agreement as determined by Boris Kirilloff, the Naval Architect who supervised conversion of the Vessel in 1995 or another Naval Architect selected by Owner.

         c. As to any matter relating to the maintaining of the mechanical, electrical, plumbing, and HVAC to a standard that existed on the date of this Agreement as determined by International Marine Diesel Specialists, Inc., independent Marine consultants.

13. Relocation Expenses. All of the preparation expenses for relocating the Vessel and all of the expenses incurred in relocating the Vessel shall be paid by Operator.


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14.      Payment of Taxes and Compliance with Governmental Laws and Regulations.
         All applicable state and federal taxes on the Charter payment and taxes that may be imposed as a result of the operation or from income earned by Operator are the responsibility of Operator and Operator shall indemnify, defend and hold Owner harmless from payment of same and shall not permit any lien to be imposed against the Vessel with regard to the same. Any and all taxes that may be imposed against the Owner as a result of income earned by Owner (except for sales tax on the Charter) are the responsibility of Owner and Owner shall indemnify, defend and hold Operator harmless from payment of same and shall not permit any lien to be imposed against the Vessel with regard to the same. Any duties, taxes or fees on the Vessel of any country, state, city, regulatory or taxing authority incurred prior to the date of this Agreement shall be the responsibility of the Owner, and validation of such payment is the responsibility of Owner. Any duties, taxes, or fees of the Vessel, incurred on or after the date of this Agreement shall be the responsibility of Operator, and validation of such payment is the responsibility of Operator. Further, the Operator warrants that the Operator shall comply with all operational requirements imposed by any governmental agency or law of the United States including but not limited to surveys or other inspections.

         It shall be Operator's responsibility to comply with all United States Federal, State and local laws and regulations relating to crew manning and operation of the Vessel, including compliance with all drug and alcohol regulations.

         Operator warrants that during the term of this Charter the Vessel will comply with all applicable U.S. Federal and State laws and regulations relating to navigation, pollution and safety, including, but not limited to, the U.S.C.G. Regulations contained in Titles 33 and 46 of the Code of Federal Regulations, as amended, and will reimburse Owner for any expenses, insurance premiums, costs of modifications to the Vessel, or other costs that Mortgagee and/or Owner may incur in complying with such laws and regulations.

15. Assignment and Sub-Demise. The Operator shall not assign this Agreement nor transfer possession or control the Vessel or cause a change in control in or of the Operator or of management except with the prior consent in writing of the Owner. The Operator may not sub-let the Vessel.

16.      Sale, Option to Purchase and Right of First Refusal.


         a. The Owner may continue to market the Vessel for sale subject to the terms and conditions of this Agreement. Operator shall provide reasonable access and inspection, including reasonable sea trials, to the Vessel during normal business hours to Owner and prospective buyers in connection with Owner's marketing of the Vessel of sale. Such inspections shall be at such times as the Vessel is in port. Sea trials shall be conducted at times when there are no regularly scheduled cruises for the Vessel. Such inspections and sea trials shall be at Owner's expenses.

         b. Owner hereby grants Operator the irrevocable option to purchase the Vessel and equipment thereon, provided Operator is not then in default of this Agreement, during the term of the charter period for a purchase price of Six Million Dollars ($6,000,000.00) exclusive of any on-board equipment not owned by Owner, for cash. Owner shall deliver and warrant good title to the Vessel, free and clear of all liens and encumbrances or Operator shall have the right to apply the purchase price to satisfy any such liens and encumbrances. Should Operator desire to purchase the Vessel, Operator shall give written notice to Owner of Operator's exercise of this right to purchase. The closing of the purchase shall be at a place designated by Owner which may include but not be limited to the Vessel while it is out of the territorial waters of the United States. Fifty percent (50%) of the Charter Hire payments that are provided for by the terms of the Charter and which have been made prior to the time that the option is exercised and the purchase is closed shall be applied and credited to the purchase price if the option is exercised and the purchase price is paid on or before 365 days from the date of the Agreement.

17. Officers and Crew. During the Charter period, the Operator shall provide and pay the master and such other officers and seamen as required by the authorities and governments that shall have jurisdiction in the areas in which the Vessel is to be operated and, in any event, a sufficient complement of master, officers and seamen as shall be required for the safe and efficient operation of the Vessel. The Operator shall at all times


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         indemnify and keep indemnified, and hold harmless and defend the Owner,
         Vessel and Mortgagee and their servants or agents from any actions, proceedings, claims or demands made against them or any one of them by any master, officer or crew member of the Vessel for crew's wages, salvage or otherwise. The senior captain and chief engineer shall be employees of Operator but must be pre-approved in writing by Owner which approval shall not be unreasonably withheld. At Owner's option, the master, marine manager and/or chief engineer may be employed by Owner in which event their salary will be reimbursed to Owner by Operator.

18. Working Expenses. The Operator shall provide and pay for all provisions, fuel oil, greases and other consumables and shall pay all port charges, pilotage, agencies, commissions and all other charges whatsoever.

19. Liens Against Vessel. During the Charter period, neither the Operator, nor its agents, nor the Master of the Vessel, shall have any right, power, or authority to create, incur, or permit to be imposed upon the Vessel any liens whatsoever except for crews' wages and salvage. The Operator agrees to carry a properly certified copy of this Agreement, and any addendum thereto, with the ship's papers. In no event shall Operator procure or permit to be procured for the Vessel any supplies, necessaries or services, except for crew services and salvage, without previously obtaining a statement signed by an authorized representative of the furnisher thereof acknowledging such supplies, necessaries or services are being furnished on the credit of the Operator and not on the credit of the Vessel or her Owner or Mortgagee, and that the furnisher claims no maritime lien against the Vessel, and therefore waives any such lien that may arise from operation of law or customer, usage and practice. The Operator shall notify any person furnishing repairs, supplies, towage, or other necessaries to the Vessel that neither the Operator, nor its agents, nor the Master, has any right to create, incur, or permit to be imposed upon the Vessel any liens whatsoever. Such notice shall be in writing with copy to Owner. The Operator further agrees to fasten to the Vessel at all points of entrance, in the engine room, the wheelhouse, and other locations in the Vessel where notices are normally displayed, and to maintain during the life of this Agreement, a conspicuous notice reading as follows:

                  "This Vessel is the property of CSL Development Corporation. It is under charter to Casino Padre Investment Company LLC and by the terms of the Charter Agreement, neither Casino Padre Investment Company LLC or the Master nor anyone in possession of the vessel has any right, power, or authority to create, incur, or permit to be imposed upon the Vessel any liens whatsoever."

         Should any lien or liens, excluding the Preferred Mortgages, be placed against the Vessel for any reason whatsoever including but not limited to crew's wages, salvage, or otherwise, Operator is responsible and agrees at its expense and cost to discharge and eliminate any and all such liens within 24 hours of placement of said lien. Failure to do so shall at Owner's option, result in immediate termination of this Charter Agreement. Owner, at its option, may discharge liens with funds from the Escrow Deposit as set forth in paragraph 7(h) herein.

         Operator waives any lien it currently has or may have in the future against the Vessel.

20.      Survey.


         a. On or before delivery, Owner shall cause to be issued such U.S. Coast Guard and regulatory certificates to the Vessel sufficient to permit transit of the Vessel to its destination. The United States Coast Guard, shall inspect the Vessel's work list, manning and preparation for the sea voyage prior to delivery and issue current Certificate of Inspection.

         b. The Vessel is a U.S. registered Vessel as evidenced by the Survey Certificate inspected by the Operator. The Vessel shall remain a U.S. registered ship.

         c. After the delivery, Operator shall be responsible for keeping the Vessel in Survey and in obtaining the necessary approvals from the surveying authorities, depending on its area of operation. The Vessel


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                  shall be dry docked as required by the authorities, and during that period the Operator shall pay all costs and expenses of the dry docking and Survey.

21. Change of Name. Operator shall have the right, at its expense, to rename and to change the name of the Vessel, to paint the Vessel it its own colors, to install and display its tack insignia, and to fly its own house flag. Owner will, at the cost and expense of Operator, cooperate in the execution and filing of any documents necessary to affect a change in the name of the Vessel. At time of redelivery to Owner, Operator, at its expense, shall return Vessel to its original colors, flag and name.

22. Owner Cooperation. Operator intends to operate the Vessel as a day cruise vessel on voyages out of the Port of Operation. Operator will be required to obtain necessary approvals from United States governmental authorities, including the United States Coast Guard, for operation of the Vessel. Owner shall fully cooperate and assist Operator, as reasonably necessary, with regard to Operator's dealings with such authorities. Such cooperation shall include Owners making the Marine Manager or other appropriate representative of Owner reasonably available at mutually convenient times and places for meetings with such authorities, provided however that Operator shall pay a reasonable fee and reasonable travel expenses, including lodging and meals of Owner's representatives.

21. Security Bonds. Any security bonds or deposits required by the governments or other authorities in the area of operation shall be provided by the operator and all costs and expenses incurred in providing such shall be met by the Operator.

22. Area of Operation. The Vessel shall only be employed in lawful trade and carriage of passengers from the Port of Operation only. Further, the Vessel may only be operated in such areas or in such parts of that area in which the Vessel can be safely operated and can always safely lie afloat and within the limits imposed by the authorities under which the Vessel is registered.

23.      Notice of Loss, Requisition, Liable, Sale, Casualties. In the event of
         (a) actual total loss of the Vessel, (b) requisition of the use of or title to, or seizure of, the Vessel by any governmental authority or persons acting under the color thereof, (c) the filing of any libel against the Vessel, or the attachment, levying upon, detection, sequestration or taking into custody of the Vessel in connection with any proceeding, and (d) Marshal's or other sale of the Vessel, or (e) any casualty, accident or damage to the Vessel, Operator will immediately give verbal notice thereof (containing full particulars) to Owner and Mortgagee and no later than 24 hours given written notice by facsimile and registered mail.

24.      Insurance.


         a. Hull & Machinery. During the term of this Agreement, the Vessel and Owner's supplied equipment shall be kept insured by the Operator at its expense against Fire, Collision, Hull, Machinery, Salvage marine and War Risks in the names of the Operator, the Owner and Mortgagee as their interests may appear. The hull and machinery insurance coverage shall be for an amount no less than $6,500,000 and for on-board gambling equipment in the amount no less than $700,000 with a carrier acceptable to Owner exclusive of coverage for any equipment owned or leased by Operator. Operator, at its expense, shall carry appropriate personal property insurance with a carrier reasonably suitable to Owner for any equipment owned or leased by operator in an amount equal to its fair market value.

         b. Protection and Indemnity. The Operator shall purchase Protection and Indemnity Insurance with a carrier acceptable to Owner in the names of the Operator, the Owner and Mortgagee as their interests may appear, in an amount not less than U.S. Ten Million Dollars ($10,000,000.00) the cost of which shall be payable by the Operator. Deductibles, if any, shall not exceed Twenty-Five Thousand Dollars ($25,000.00). Operators shall be responsible for the deductible on any insurance claim for injury to anyone on the vessel including but not limited to employees, independent contractors, concessionaires, passengers and guests.

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         c.       Carrier and Coverage. The insurances shall be underwritten by a first class insurer who shall be approved by the Owner and Mortgagee, and Certificates of Currency showing the Owner's and Mortgagee's interest shall be supplied to the Owner and Mortgagee. The above insurance shall include both an Innocent Owner's Interest Clause and a Loss Payable and Non-Cancellation Clause in forms similar to those examples as set forth on Exhibit ____ attached hereto and incorporated herein acceptable to Owner.

25.      War.

         a. Unless the Owner's consent in writing be first obtained, the Vessel shall not be ordered to voyage to nor continue to any place or on any voyage nor be used on any service which will bring the Vessel within a zone which is dangerous as a result of any actual or threatened act of war, war-like operations, acts of piracy or hostility, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of sanctions, nor carry goods that may in any way expose the Vessel to any risks of seizure, capture, penalties or any other interferences of any kind whatsoever by belligerent or fighting powers or parties or by governments or rulers.

         b. Should the Vessel approach or be brought or ordered within such zone or be exposed in any way to the said risks, the Charter Hire payments shall be paid for all the time lost, including any loss owing to loss or injury to the Master, officers or crew or to the action of the crew in refusing to proceed to such zone or to be exposed to such risks.

         c. If the insurance and/or war risks insurance premiums are increased by reason of or during the existence of any matters set forth in Sub-Paragraph _____, the amount of the increase shall be paid by the Operator.

         d. The Operator shall have the liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destinations, delivery or in any other ways whatsoever given by any government or any person or body acting or purporting to act with the authority of such government of by any committee or any persons having under the terms of the way risk insurance on the Vessel the right to give such orders or directions.


26. Salvage. The Operator will not permit the Vessel to be used in salvage operations of any nature save as required by law. All delays occasioned by attempting or rendering towage or salvage services as required by law or repairing damage occasioned thereby shall be borne by the Operator, and all benefits arising from such salvage operations shall be for the Operator's sole benefit.

27. Modification. During the term of this Agreement, the Operator shall not modify or alter the Vessel in any respect without the prior approval of the Owner in writing, which consent (in case of minor and not structural modifications) shall not unreasonably be withheld. Any modifications or alterations to the Vessel agreed by the Owner shall be carried out to a standard approved by the Owner and the Survey authorities, and the cost and expenses incurred in such modifications or alterations shall be paid by the Operator.

28. Corporate Authority. Operator and Owner warrant that they each have the power and authority to enter into this Agreement and all other documents executed, received or delivered hereunder. Each represents that all necessary corporate and stock Owner action has been to authorize and direct the execution hereof by Operator and Owner and to consummate this transaction, and that Operator shall obtain, as required, permits and approvals in accordance with all governmental regulatory requirements.

29. Re-Delivery. At the expiration of the Charter period (unless this Charter shall have been sooner terminated pursuant to its terms), Operator at its expense will re-deliver the Vessel to Owner at a Port on the Atlantic or Gulf Coast to be designated by Owner.

30. No Set-Off. No payment of Charter Hire or other payment required to be made by Operator by the terms of this Charter shall be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction, and Operator shall have no right to terminate this Charter (except as expressly provided herein)


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         or to be released, relieved or discharged from any obligation or liability under this Charter for any reason whatsoever, including without limitation: (a) any damage to, or loss, requisition, seizure, forfeiture or Marshal's or other sale of the Vessel; (b) any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel, or any restriction of or prevention of or interference with the use of the Vessel; (c) any title defect or encumbrance or any disposition from the Vessel not by reason of some act, omission or breach on the part of Owner or a third party, whether or not resulting from accident and whether or not without fault on the part of Operator, Operator will continue to make all payments required of Operator by the terms of this Charter without interruption or abatement.

31. Events of Default; Retaking. If any of the following events ("Events of Default") shall occur, namely, if (a) Operator shall fail to pay any Charter Hire on the due date hereof, or (b) Operator shall fail to perform or comply with any of the provisions of this Charter; then and in any such event, Owner may, at its option, immediately withdraw the Vessel from the service of Operator upon giving written notice to Operator, without compensation of liability to Operator and without prejudice to any claim for damage suffered or to be suffered by reason of any such default which Owner might otherwise have had against Operator in the absence of such withdrawal, and, upon the giving of such notice, retaking this Vessel, wherever found, whether upon the high seas or in any port, harbor or other place, without prior demand and without legal process, and for that purpose enter upon any dock, pier or other premises where the Vessel may be and take possession thereof, or require Operator, at Operator's expense, forthwith to redeliver the Vessel to Owner at such port as Owner may require and/or exercise any rights and privileges Owner may have in law and/or in equity.

32. Assignment of Lease. Operator does hereby assign, transfer and set over unto the Owner, with the right to reassign, all of its rights, title and interest in and to the Lease and in and to the demised premises and berth located at One Padre Blvd, South Padre Island, Texas, as set forth in Exhibit _____ attached hereto; it being expressly understood and agreed that this Assignment of lease is made by the Operator to the Owner upon the following terms, covenants, limitations, and conditions:

         a. Operator shall retain possession of the leased premises in accordance with the terms and conditions of the Lease so long as no default is made in this Charter Agreement.

         b. If default be made by the Operator in the performance of the Charter, then Owner shall have the option of taking over the leased premises, provided, however, that in the event Owner elects to exercise said option of taking over the demised premises for the purpose of operating the same, written notice of its election so to do shall be mailed promptly by Owner to the Lessor. Upon the exercise of such option, the Owner shall be deemed to be substituted as the Lessee in said Lease in the place and instead of the Operator, and shall be deemed to have assumed expressly all of the terms, covenants, and obligations of the Lease theretofore applicable to the Operator, and shall likewise be entitled to enjoy all of the rights and privileges granted to the Operator under the terms and conditions of the Lease, with the right to reassign same.

         c. It is understood and agreed that so long as the Owner shall not have exercised its option under the foregoing provisions hereof as to the leased premises, the Owner shall not be liable for rent or any obligation of the Operator under and by virtue of or in connection with the Lease, and the Operator shall remain liable for such rent and obligations.

         d. a condition precedent to this Charter taking effect, Lessor shall execute its approval in form set forth in Exhibit _____.

33. Termination of Agreement and Turnover of Business. In the event that this Agreement terminates for any reason whatsoever, other than by Operator exercising and closing on its option to purchase the Vessel, including but not limited to, termination of the initial term (or extensions thereof), or upon a material default by Operator hereunder, then in that event, Operator at Owner's sole option, shall use reasonable efforts to deliver and turn over the business conducted on the vessel as a going concern and without disruption in service ("the Turnover"). The Turnover shall include but not be limited to:


         a. Operator delivery to Owner of the name, address and pay schedule of each employee;


Charter Agreement Casino Padre
October 1, 1999                         8

         b. Operator granting a release of any employee who will not be employed by Operator or its affiliates from any contractual arrangement that would prevent said employee from being employed by Owner;

         c.       All customer lists and rating cards;

         d.       All mailing lists;

         e. An assignment of all telephone numbers and yellow page listings;

         f.       All advertising promotion and collateral material;

         g.       An assignment of all media contracts;

         h. All software including but not limited to reservations and accounting software;

         i.       Group sales lists, lead lists and existing group contracts;

         j.       Operating manuals;

         k.       Internal controls; and

         l.       Employee procedure manuals.

34. Right of First Refusal. In the event that Operator elects for the business to be turned over, then in that event, Owner shall have the right of first refusal for a period of thirty (30) days to purchase at a mutually agreed upon fair market value, all furniture, fixtures and equipment used by Operator in the conduct of the Business.

35. Remedies Cumulative. Each and every power and remedy herein given to Owner or otherwise existing shall be cumulative and in addition to every other remedy herein so given or now or hereafter existing at law, in equity, in admiralty, or under statute, and each and every power and remedy, whether herein so given or otherwise existing, maybe exercised from time to time and as often and in such order as may be deemed expedient by Owner, and the exercise, or the beginning of the exercise, of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time, or thereafter, any other right, power or remedy. No delay or omission by Owner in the exercise of any right or power or in the pursuit of any remedy shall impair any such right or be construed a waiver of any default or to be an acquiescence therein.

36. Owner May Cure Defaults; Reimbursement of Expenses. If Operator shall fail to perform or observe any of the terms of this Charter, Owner may , in its discretion, do all acts and make all expenditures necessary to remedy such failure, including without limitation, the taking out of insurance on the Vessel and entry upon the Vessel to make repairs, and Operator shall promptly reimburse Owner, with interest at the rate of 12% per annum for any and all expenditures so made; but Owner, though privileged so to do, shall be under no obligation to Operator to do any such act or make any such expenditures nor shall the making thereof relieve Operator of any default in that respect. Operator will also reimburse Owner promptly, with interest at the rate of 12% per annum for any and all expenditures made by Owner at any time in withdrawing the Vessel from service of Operator or otherwise protecting its rights hereunder and for any and all damages sustained by Owner from or by reason of any default or defaults of Operator.

37. Purchase of fuel and inventory. The Operator shall purchase from the Owner the fuel on the vessel at the time of the closing at the cost price thereof to the Owner and the Operator shall pay the Owner for the same at the time of delivery of the Vessel. The written statement of the Marine Manager as to the amount of fuel on the Vessel at such time shall be accepted as conclusive by the parties. Operator shall purchase all unopened liquor and groceries, unopened food stuffs, paper and plastic goods, stores, disposables, oils, lubricants, and other operating inventories on the Vessel from Owner at Owner's invoiced cost.

38. Indemnity. The Operator shall at all times indemnify and keep indemnified, and hold harmless and defend the Owner and Mortgagee and their servants or agents from any actions, proceedings, claims or demands made against them or anyone of them by any passenger, servant or agent or guest of the Operator arising out of any act of any passenger, servant, agent or guest of the Operator.

         Should the Vessel be arrested, confiscated or detained as a result of the act or omission of the Operator or of the unlawful use of the Vessel by the Operator during the currency of this Agreement, the Operator indemnifies the Owner against all costs, expenses and damages sustained by the Owner resulting from such arrest, confiscation or detention. Operator shall take all steps reasonably required to insure that no illegal drugs or other substances are transported aboard the Vessel, whether by crew, passengers or otherwise.

Charter Agreement Casino Padre
October 1, 1999                        9

         Such steps shall include, but not be limited to, the adoption of policies specifically prohibiting the use or carriage of illegal drugs aboard the Vessel and publicizing such policies to passengers and crew.

39. Insolvency of Operator. The filing of any petition in bankruptcy, or the adjudication of Operator as a bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Operator, or a general assignment by Operator for the benefit of creditors, or any action taken or suffered by Operator under any state or federal Insolvency or Bankruptcy Act shall constitute a breach and a default of this agreement by Operator and in such event Owner may at its option terminate this Agreement and exercise any and all of its rights as set forth in this Agreement.

         It is understood and agreed that neither this Agreement, or any interest herein or hereunder, or any estate created hereby, shall pass by operation of law under any state or Federal Insolvency or Bankruptcy Act to any trustee, receiver, assignee for the benefit of creditors, or any other person whatsoever without the express written consent of Owner and Mortgagee first had and obtained. Any purported transfer in violation of the provisions of this Paragraph shall constitute a breach and a default of this Agreement and in such event Owner may at its option declare this Agreement terminated and exercise any and all of its rights and remedies as set forth in this Agreement.

40. Arbitration. If at any time any question, dispute or difference whatsoever shall arise between the parties hereto out of or in connection with this Agreement which the parties cannot settle by reaching a mutual understanding, then any party shall give notice to the other in writing of the existence of such question, dispute or difference, and the same shall be submitted within fourteen days (14) days, of such notice by a party, to and thereafter shall be settled and decided by arbitration in accordance with the laws of the State of Florida which arbitration shall be final. Such dispute or difference shall be referred to the decision of three (3) arbitrators who are members of the American Maritime Association, who shall conduct all proceedings in Pensacola, Florida. Within seven (7) days of such notice by a party to the other of such question, dispute or difference, each party shall select one arbitrator and thereafter such arbitrators shall in turn mutually select the third arbitrator. If any party fails to select an arbitrator within the seven (7) days, the other party may select such arbitrator.

41. Applicable law. This Agreement shall be interpreted in accordance with the laws of the State of Florida. All arbitration and litigation shall take place in Escambia County, Florida and the parties hereto agree and consent to jurisdiction of the State and Federal courts located in Escambia County, Florida.

42. Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made seven (7) business days after dispatch if set by prepaid registered post and one (1) business day after dispatch if made by telex, cable or facsimile transmission to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement addressed as follows:

         If to the Owner:           CSL Development Corporation
                                    Three Christina Centre
                                    201 North Walnut Street
                                    Wilmington DE 19801

         If to the Operator:        Casino Padre Investment Company LLC
                                    1610 Barrancas Avenue
                                    Pensacola FL 32501

43. Time. This is of the essence for the performance of all obligations and the satisfaction of all conditions of this Agreement.

44. Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including but not limited to insolvency, bankruptcy, arbitration, declaratory relief, or other litigation as well as any appeals thereof, the prevailing party shall be entitled to receive from the other party or parties thereof reimbursement

Charter Agreement Casino Padre
October 1, 1999                        10
         for reasonable attorneys' fees and costs, including, but not limited to, service of process costs, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, and such reimbursement shall be included in any judgment or final order issued in that proceeding.

45. Counterparts. This Agreement may be executed in any manner of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one (1) such counterpart. In addition, facsimile signed copies of this Agreement shall serve and have the effect of binding originals until such time as the parties hereto are able to exchange original signed copies.

46. Severability. In the event that any of the terms, conditions, or provisions of this Agreement are held to be illegal, unenforceable, or invalid by any court of competent jurisdiction, the legality, validity, and enforceability of the remaining terms, conditions, or provisions shall not be affected thereby.

47. Lien on Equipment. Operator does hereby pledge to Owner as security for the Charter payments and performance of this Charter, all furniture, fixtures, gaming equipment, cash in banks, and personal property of every nature used by Operator whether located on the Vessel or elsewhere. Operator agrees to execute any further documentation necessary to protect Owner's security interest in the above.

48. Guarantee and Pledge of Ownership Interest. For valuable consideration, N/A , and N/A jointly and severally, ("Guarantor") do hereby guarantee the performance of the terms and conditions and the payments of the sums set forth in this Agreement by Operator. Notice of Default, Demand for Payment, and Demand for Performance as a Condition to Liability on this Guarantee are hereby waived. In addition, Guarantor agrees to pay any attorneys' fees and costs incurred in enforcing this Guarantee, and hereby waive diligence, demand and Notice of Non-Payment and of Non-Performance, and authorize extensions of time and changes in the terms of this Agreement without notice to and without affecting the liability of the Guarantor. It is further agreed that any assignment of this Agreement shall not release the Guarantor from his obligations as Guarantor hereunder. Guarantor hereby further waives the right to require Owner to proceed against Operator or its assignees, or to pursue any other remedy in its power and Guarantor hereby authorizes Owner to proceed directly against the Guarantor. Performance of the Guarantee shall be secured by a pledge of all of Guarantor's interest in Operator which interest will represent no less than One-Hundred percent (100%).

49. Complete Agreement. The parties acknowledge receipt of a copy of this Agreement; that the terms of the Agreement are the entire agreement between them; and that they have not received or relied on any representations that are not expressed in this Agreement. NO PRIOR, PRESENT, OR FUTURE AGREEMENTS OR REPRESENTATIONS WILL BE RELIED ON OR WILL BIND THE PARTIES UNLESS IN WRITING AND INCORPORATED INTO THIS AGREEMENT. Modifications of this Agreement will not be binding unless in writing, signed and delivered by the party to be bound. Handwritten or typewritten terms inserted in or attached to this Agreement prevail over preprinted terms. Signatures, initials and modifications communicated by facsimile or telecopy will be considered as original. The parties should promptly deliver originals of faxed or telecopied documents. If any provision of this Agreement is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective unless said provision specifically provides to the contrary.

50. Pilot, Tugboat or Stevedor Negligence. The Operator shall be responsible for all losses substained by Owner or Vessel or Mortgagee through the negligence of pilots, tugboats or stevedores, even Operator and/or it's Agents engage or furnish such services.

51. Tickets. Operator shall use a form of passenger ticket approved by the insurance carrier.

52. Attorney Disclosure. Operator is aware that Charles S. Liberis is an attorney and represents that Charles S. Liberis has not given any legal advice to Operator. Operator further represents that it has received its own independent legal advice regarding this Agreement or that Operator has voluntarily chosen not to seek independent legal advice in connection with this Agreement.

Charter Agreement Casino Padre
October 1, 1999                        11

53. Miscellaneous. This Agreement constitutes the entire agreement between the Parties hereto and it is agreed and understood that there are no other duties, obligations, liability or warranties implied or otherwise. This Agreement is binding on Owner and Operator, their successors or assigns, as soon as executed by both parties hereto.



         WITNESS:                           OWNER:
                                            CSL DEVELOPMENT CORPORATION,
                                            A DELAWARE CORPORATION


                                            By: /s/ Debbie Scullin
-----------------------------               -----------------------------
                                            Its: Vice President



                                            OPERATOR:

                                            CASINO PADRE INVESTMENT
                                            COMPANY LLC, A NEVADA LIMITED
                                            LIABILITY COMPANY


                                            By: /s/ Charles S. Liberis
-----------------------------               -----------------------------
                                            Its: Managing Member



                                            GUARANTOR(S):

-----------------------------               By: N/A


















Charter Agreement Casino Padre
October 1, 1999                        12

CSL DEVELOPMENT CORPORATION [LETTERHEAD]
-------------------------------------------------------------------------------


November 2, 1999


Casino Padre Investment Company, LLC
One Padre Blvd.
South Padre Island TX 78597

RE:      AMENDMENT TO CHARTER AGREEMENT

Gentlemen:

The purpose of this letter is to confirm an amendment to the Charter Agreement to comply with the Private Placement Memorandum of Casino Padre Investment Company, LLC of August 1999 and the agreements between the investors, Wayne Welch and Mark Echols, as follows:



1. The first three months charter deposit ($375,000.00) and the damage deposit ($200,000.00) are hereby waived in consideration of receiving a fifty percent (50%) interest in working capital and a fifty percent (50%) distribution of operating income.

This letter will serve as the formal amendment to the Charter Agreement.

Sincerely,

CSL DEVELOPMENT CORPORATION

/s/ Debbie Scullin

Debbie Scullin
Vice President

Agreed and Accepted:
Casino Padre Investment Company, LLC

By:  /s/ Charles S. Liberis                                  Date:11/2/99
    --------------------------------------------
    Charles S. Liberis, Managing Member